                                                                   EXHIBIT 10.91


                                   AGREEMENT



                                    BETWEEN



                     SMART & FINAL FOODSERVICE DISTRIBUTORS


                                      AND


                    FOOD DISTRIBUTORS EMPLOYEES ASSOCIATION



                     (APRIL 1, 1998 THROUGH APRIL 2, 2001)


THIS AGREEMENT CANCELS AND SUPERSEDES THE PREVIOUS AGREEMENT DATED APRIL 2, 1995 THROUGH APRIL 1, 1998.

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                               TABLE OF CONTENTS
                               -----------------

                   ARTICLES OF AGREEMENT.........................................................3

ARTICLE I          RECOGNITION...................................................................3

ARTICLE II         HOURS OF WORK.................................................................4

ARTICLE III        REPORTING TIME PAY............................................................5

ARTICLE IV         GRIEVANCES....................................................................5

ARTICLE V          PAYDAYS.......................................................................5

ARTICLE VI         CLASSIFICATIONS AND WAGES.....................................................6

ARTICLE VII        SENIORITY.....................................................................6

ARTICLE VIII       INSURANCE BENEFITS-LIFE, MEDICAL, DENTAL, VISION..............................7

ARTICLE IX         RETIREMENT BENEFITS...........................................................7

ARTICLE X          HOLIDAY PAY...................................................................8

ARTICLE XI         VACATIONS.....................................................................8

ARTICLE XII        SICK/PERSONAL NECESSITY LEAVE................................................10

ARTICLE XIII       JURY DUTY....................................................................10

ARTICLE XIV        FUNERAL LEAVE................................................................11

ARTICLE XV         MISCELLANEOUS PROVISIONS.....................................................11

ARTICLE XVI        NO STRIKE - NO LOCKOUT.......................................................12

ARTICLE XVII       JOB POSTING..................................................................12

ARTICLE XVIII      INSURANCE COVERAGE...........................................................13

ARTICLE XIX        EXAMINATIONS.................................................................14

ARTICLE XX         DURATION OF AGREEMENT........................................................15

EXHIBIT A          CLASSIFICATIONS AND WAGES....................................................16


                             ARTICLES OF AGREEMENT
                             ---------------------


     THIS AGREEMENT made and entered into, by and between SMART & FINAL FOODSERVICE DISTRIBUTORS, hereinafter referred to as the Company, and the FOOD DISTRIBUTORS EMPLOYEES ASSOCIATION, hereinafter referred to as the Association.

     It is mutually agreed the Company's obligation to operate its business profitably and to fulfill its obligation to its associates should not be obstructed by disputes between the Company and the associates.

     It is, therefore, the intent of the parties hereto, to set forth herein, their agreements with respect to rates of pay, hours of work, and conditions of employment; to be observed by the Company and the associates covered by this Agreement; to provide procedures for equitable adjustment of grievances; to prevent interruptions of work, work stoppages, slow downs, or other interference's with the work of the Company during the life of this Agreement; and to promote harmonious relations between the Company and the associates.

ARTICLE I       RECOGNITION
---------       -----------

SECTION 1 In consideration of the purpose and intent of this Agreement, the Company hereby recognizes the Association as the exclusive bargaining representative for those full time associates working under the terms and conditions of this Agreement.

SECTION 2 Current management policy directives of the Company shall be applicable to associates covered by this Agreement except to the extent such directives conflict with any provision in this Agreement. Should the current management directives be modified, added to or deleted from, the Company will give seventy-two (72) hours notice of such action to the Association, and provide the Association with an opportunity to meet and confer concerning such changes.

SECTION 3 If a majority of the assets or a majority of the stock of the Company is sold to a purchaser which is not affiliated with Smart & Final, Inc., the Company will obtain agreement of the purchaser to assume the Company's obligations under this Agreement. In addition, the Company will consider severance pay for any full-time associates who are not offered employment by the purchaser.

ARTICLE II      HOURS OF WORK
----------      -------------

SECTION 1 A workday is defined as a twenty-four (24) consecutive hour period beginning with the start-time for each respective shift. The workday shall be eight (8), ten (10), or thirteen (13) continuous hours interrupted by a non-paid lunch break of not less than one-half (1/2) hour taken at approximately the middle of the scheduled shift.

                A workweek is defined as seven (7) consecutive workdays beginning at the same time each calendar week. The normal workweek consists of five (5) 8 hour days, four (4) 10 hour days, three (3) 13 hour days of work or any combination thereof that would guarantee 39 or 40 hours.

                Lunch Periods - 8 or 10 hour day = 1 - 30 minute lunch break
                                13 hour day = 1 - 30 minute lunch break

SECTION 2 For warehouse associates, a rest period of 15 minutes is allowed in each half of the associate's regular work shift.

SECTION 3 The Company has the right to add additional shifts, or eliminate shifts and change working schedules. The Company agrees it shall discuss changes with the Association in advance of at least seventy-two (72) hours prior to any changes except that routing changes may occur on a daily basis.

SECTION 4 The Association recognizes, due to the nature of their duties, certain associates must be scheduled to start prior to or after the normal work shifts.

SECTION 5 All full time associates will be provided a regular work week guaranteed of 39 or 40 hours.

SECTION 6 Where an associate is scheduled for five (5) 8 hours days, overtime will begin after eight (8) hours worked in the workday, or after forty (40) hours worked in the workweek.

SECTION 7 Where an associate is scheduled for four (4) 10 hour days, overtime will begin after ten (10) hours worked in the workday, or after forty (40) hours worked in the workweek.

SECTION 8 Where an associate is scheduled for three (3) 13 hour days, overtime will begin after thirteen (13) hours worked in the workday, or after thirty-nine (39) hours worked in the workweek.

ARTICLE III     REPORTING TIME PAY
-----------     ------------------

SECTION 1 Each workday an associate reports for work as required but is not put to work or is furnished less than one-half of the associate's usual or scheduled day's work, the Associate shall be paid for half the usual or scheduled day's work, but in no event for less than four (4) hours, at the associate's regular rate of pay.

ARTICLE IV      GRIEVANCES
----------      ----------

SECTION 1 It is the desire and agreement of the parties to this Agreement that any dispute or grievance which might arise concerning the interpretation or application of this Agreement be decided pursuant to the below grievance procedure.

SECTION 2 The Company has ten (10) working days to take action against an associate from day of the incident. The associate may file a grievance within ten (10) working days after the Company takes action. To resolve such grievances, it is hereby agreed that for the life of this Agreement, a Grievance Board shall be created consisting of four (4) members; two (2) members to be appointed by the Association and two (2) members appointed by the Company. A majority vote of all members of the Board shall be necessary for any action. Any action of the Board taken upon a grievance shall be final and binding on all parties concerned with the grievance.

SECTION 3 If the majority of the Board does not agree upon a matter submitted to it twenty-four (24) hours after final submission, the Board may call in a fifth (5th) person acceptable to the majority of the Board, such fifth (5th) person being called an arbitrator. The arbitrator shall resolve the grievance, and such resolution shall be final and binding upon all parties concerned with the grievance. Losing party shall be responsible for any fees of the arbitrator.

ARTICLE V       PAYDAYS
---------       -------

SECTION 1 All associates shall be paid their wages in full, each week, on designated pay days.

SECTION 2 Should there be an acknowledged error on an associate's paycheck, associate will be paid within 24 hours. If there is a dispute concerning hours worked, associate will be paid immediately after determination is made as to the correct hours worked.

ARTICLE VI      CLASSIFICATIONS AND WAGES
----------      -------------------------

SECTION 1 Classifications and wage rates are set forth hereafter in Exhibit "A" attached hereto and by reference made a part hereof, and are effective for hours worked on and after the dates shown thereon.

SECTION 2 A regular full-time associate is one who is designated as such by the Company, and is regularly scheduled to work a minimum of forty (40 ) hours per week, or a minimum of thirty-nine (39) hours for associates regularly scheduled to work a three (3) 13 hour day workweek.

SECTION 3 A regular part-time associate is one who is designated as such by the Company, and is, under normal operating conditions, regularly scheduled to work less than a thirty-two (32) hour workweek. Part-time associates may be required to work more than thirty-two (32) hours in a workweek in order to meet the Company's operating needs. The Company will ensure that a part-time associate works no more than 1,664 hours during an entire year. If any part-time associate works more than 1,664 hours during a year, then the next part-time associate in seniority will be promoted to full-time status. Year is defined as April to April.

SECTION 4 No more than twenty-five percent (25%) of the warehouse workforce will be made up of regularly scheduled part-time associates. Newly hired part-time associates will not be counted in this ratio until training is complete. The training period is 90 days. A maximum of five (5) newly hired part time associates will be placed on each shift. It is understood that this number may be modified with the agreement of both the Company and the Association.

SECTION 5 No more than fifteen percent (15%) of the driver group will be made up of regularly scheduled part-time associates.

ARTICLE VII     SENIORITY
-----------     ---------

SECTION 1 In the case of a reduction of force due to slackness of work, part-time associates will be laid off before any full time associate is laid off. The last part-time associate hired shall be the first associate laid off, and in rehiring, the last part-time associate laid off shall be the first associate rehired.

SECTION 2 Preference in the selection of overtime and vacation periods will be based upon seniority.

SECTION 3 Seniority is defined as the period of time from the date of hire as a full-time associate.

SECTION 4 Seniority shall be broken by discharge for cause, resignation, or six (6) consecutive months of unemployment, excluding Workers' Compensation cases.

SECTION 5 A leave of absence granted by the Company (in writing) shall not interrupt continuity of employment or be considered a break in seniority.

SECTION 6 To be a regular full time associate and receive benefits, an associate hired to fill a regular full time associate position must satisfactorily complete ninety (90) consecutive days as a regular associate. An associate moving from part-time to full-time associate status must satisfactorily complete thirty (30) consecutive days in full-time status and not less than ninety
                (90) consecutive days of total service as an associate with the Company to receive benefits.

SECTION 7 A no over-time list for the warehouse will be created each calendar quarter. Up to 10% of each shift may sign-up for the no over-time status and will be filled by seniority. It will be up to the associates on the no over-time list to accept or deny daily/weekly over-time. It is understood that the Company can use part-time associates to fill-in when needed to cover unexpected business demands; however, full-time associates will be asked to perform overtime first.


ARTICLE VIII    INSURANCE BENEFITS - LIFE, MEDICAL, DENTAL, VISION
------------    --------------------------------------------------

SECTION 1 The Company will provide its insurance plans for the regular full-time associates and their dependents with no increase in associate contribution during the length of this Agreement.

ARTICLE IX      RETIREMENT BENEFITS
----------      -------------------

SECTION 1 The Company will provide to associates covered by this Agreement the same retirement benefits provided to other non-exempt associates of the Company as such may be amended from time to time.

                401K Plan: The company will match a minimum 25% of the associate's elective deferral contribution. The Company will match the associate's elective deferrals up to but not exceeding 6% of the associate's compensation. The Company will modify the 401(k) Profit Sharing Plan so as to provide for an additional 25% match, subject to the attainment of annual budgeted pre-tax income.

                Defined Retirement Plan: Effective January 4, 1999 all associates will roll into the Smart & Final pension plan. All associates will receive past service credit for vesting service.

ARTICLE X       HOLIDAY PAY
---------       -----------

SECTION 1 Paid holidays shall be: New Years Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, Christmas Day and three floating holidays.

                In order to be entitled to holiday pay, an associate must work his/her full scheduled workday immediately preceding and immediately following the holiday except for excusable absences such as illness, or injury. A Doctor's note will be required to qualify for holiday pay based on illness. In addition, all floating holidays must be used each calendar year.

SECTION 2 Regular full-time associates shall receive holiday pay as follows: Each regular eight (8) hour associate will be granted eight (8) hours pay and each regular ten (10) hour associate will be granted ten (10) hours pay for each paid holiday and each regular thirteen (13) hour associate will receive thirteen
                (13) hours pay if the holiday falls on a regular scheduled work day. If the holiday falls on a unscheduled work day the associate will receive eight (8) hours of straight time pay.

SECTION 3 In addition to the holiday pay specified in Section 2, an associate working on a paid holiday shall receive time and one-half (1/2) for all hours worked on such paid holiday. Paid holiday ends at 12:00 (midnight), the remaining shift is paid on straight time pay.

SECTION 4 If during a holiday week, full time associates are required to work an additional day (other than a regularly scheduled day), such work shall be compensated at the rate of time and one-half (1/2) for all hours worked on that day.

SECTION 5 If a holiday falls during a thirty (30) day period following an associate's absence from work due to layoff , illness or disability, such associate shall receive full pay for the holiday.

SECTION 6 Floating holiday bidding (three (3) floaters) will begin in December of the previous year.

SECTION 7 The number of paid holidays shall not decrease during the length of this agreement. Adding additional holidays will be controlled by corporate Smart & Final in Los Angeles. The Company will immediately modify the holiday policy when such changes are made at the corporate level.

ARTICLE XI      VACATIONS
----------      ---------

SECTION 1 Each regular full time associate during their first year of employment will accrue vacation at the rate of one week per year up to a maximum accrual of one week. No vacation may be taken until January 1st of the year following commencement of employment or full-time status.

SECTION 2 Each regular full time associate who has been employed one to four years shall accrue vacation at the rate of two weeks per year up to a maximum accrual of four weeks vacation. Once the maximum accrual is reached no more vacation will be accrued until the associate takes the vacation and the accrued vacation falls below the maximum accrual.

SECTION 3 Each regular full time associate who has been employed five to fourteen years shall accrue vacation at the rate of three weeks per year up to a maximum accrual of six weeks vacation. Once the maximum accrual is reached no more vacation will be accrued until the associate takes the vacation and the accrued vacation falls below the maximum accrual.

SECTION 4 Each regular full time associate who has been employed fifteen to nineteen years shall accrue vacation at the rate of four weeks per year up to a maximum accrual of eight weeks vacation. Once the maximum accrual is reached no more vacation will be accrued until the associate takes the vacation and the accrued vacation falls below the maximum accrual.

SECTION 5 Each regular full time associate who has been employed twenty years or more shall accrue vacation at the rate of five weeks per year up to a maximum accrual of ten weeks vacation. Once the maximum accrual is reached no more vacation will be accrued until the associate takes the vacation and the accrued vacation falls below the maximum accrual.

SECTION 6 As of January 1 of any year an associate may take the amount of vacation the associate will be entitled to as of the associate's next date, even if the associate's actual accrued vacation is less than the amount that would be accrued as of the anniversary date. However, the associate's vacation accrual will be debited for the amount of vacation taken in excess of actually accrued vacation and subsequent accruals will be applied to the debited vacation until it has been repaid.

SECTION 7 Continuity of service for the purpose of receiving full vacation benefits, as set forth above, shall not be considered broken because of illness, disability or layoffs, provided such absences do not exceed ninety (90) working days per year.

SECTION 8 When a recognized holiday falls within an associate's paid vacation, such associate shall receive an additional day's pay.

SECTION 9 Any regular full time associate who resigns or is terminated shall receive his/her accrued vacation as of the date of the termination of employment.

SECTION 10 Vacations will be scheduled by considering length of service. Ten (10) percent of the shift can be scheduled for vacation at one time.

SECTION 11 Vacation must be taken in forty (40) hour increments. There will be no individual vacation days allowed.

SECTION 12      Vacation bidding will begin in December of the previous  year.

SECTION 13 The weeks of paid vacations shall not decrease during the length of this agreement. Adding additional weeks will be controlled by corporate Smart & Final in Los Angeles. The Company will immediately modify the vacation policy when such changes are made at the corporate level.

ARTICLE XII     SICK/PERSONAL NECESSITY LEAVE
-----------     -----------------------------

SECTION 1 Regular associates covered by this Agreement, who have been continuously employed by the Company for a period of at least one (1) year, shall thereafter be entitled to forty (40) straight-time hours of sick and/or personal necessity leave with pay per year of continuous employment.

                (1) Unused sick leave benefits in any one (1) year shall accumulate from year to year to a maximum of thirty-five (35) eight hour days or 280 hours. Unused sick leave accumulated in excess of thirty-five (35) days (280 hours) shall be paid on the associate's anniversary date up to a maximum of five (5) days based upon his/her straight-time hourly rate in effect on such anniversary date. In the event an associate should leave the Company (termination or voluntary), any unused sick time shall be paid out at their current hourly pay rate.

                (2) Sick benefit allowance for bona fide illness or accident will commence with the first work day's absence. Where workman's compensation or UCD payments cover all or part of the period during which benefits under this provision are paid, the sum of the two shall not exceed the payments provided for herein for said period.

SECTION 2 Personal necessity for which leave and benefits may be granted shall be determined in advance of the absence by the Company in consultation with the associate, unless an emergency dictates no advance notice. In an emergency the associate should call in as soon as possible.

ARTICLE XIII    JURY DUTY
------------    ---------

SECTION 1 When summoned to jury duty, an associate who has one (1) or more years of seniority with the Company shall be paid the difference between jurors' compensation and regular straight time wages for jury service, provided he/she exhibits to the Company his/her properly endorsed check and permits the Company to copy the check or voucher he/she received for such service. This policy shall apply only in cases where an associate is summoned to jury duty in any Municipal, County, State or Federal court, and shall not apply to voluntary jury duty, such as service on a coroner's jury.

                Associates must come to work on days when they are not required to be present for jury duty. If an associate is excused from jury duty service and there are four (4) or more hours remaining in their work shift, on a scheduled workday, they shall immediately report for work to complete the remaining hours of this scheduled work shift. In the event the associate does not return to work or it is a hardship (geographically, etc.), he/she may request incentive time or voluntary time off.

SECTION 2 Each associate is entitled to one trial over the duration of the agreement.

ARTICLE XIV     FUNERAL LEAVE
-----------     -------------

SECTION 1 In the event of a death in the immediate family of an associate who has one (1) or more years of seniority with Company, he/she shall, upon request, be granted such time off with pay as is necessary to make arrangements for the funeral and attend same, not to exceed three (3) regularly scheduled working days if the funeral is held within the State of California, and not to exceed five (5) regularly scheduled working days, if the funeral is held outside the State of California. This provision does not apply if the death occurs during the associate's paid vacation, or while the associate is on leave of absence, layoff or sick leave. Funeral leave covered in this section can not be refused.

SECTION 2 For the purpose of this Article, the immediate family shall be restricted to associate's father, mother, brother, sister, spouse, child, mother-in-law, father-in-law, step mother, step father, grandparents, and grandchildren.

SECTION 3 Funeral leave applies only in instances in which the associate attends the funeral, or is required to make funeral arrangements, but is not applicable for other purposes such as settling the estate of the deceased.

ARTICLE XV      MISCELLANEOUS PROVISIONS
----------      ------------------------

SECTION 1 No one but associates working under the jurisdiction of this Agreement, with the exception of the Director of Transportation, or any company authorized representative acting in their respective capacities, shall accompany the drivers on their routes.

SECTION 2 The Company may require associates to wear safety-related equipment or clothing depending on the nature of the work performed. Such safety-related equipment or clothing will be issued at the Company's expense. Replacement will be provided by the Company on an "as needed - exchange basis". Lost or negligently damaged items will be replaced, however, the associate will be required to authorize payroll withholding to cover the cost thereof.

SECTION 3 Officers of the Association, will be allowed access to records of hours worked for the warehouse, drivers, and part-time associates. Any such review will take place during Officer's off-time and at a time convenient for the Human Resources Department.

SECTION 4 Associates are allowed representation and counseling. All issues needing representation will take place during the associate in question scheduled work shift. All other problems/issues will take place during off-hours.

ARTICLE XVI     NO STRIKE - NO LOCKOUT
-----------     ----------------------

SECTION 1 The Association agrees that during the term of this Agreement there shall be no strike, work stoppage, picketing, slowdown, withholding of work, or interference of any kind or nature with the operations of the Company in any manner by the Association or individual associates.

SECTION 2 The Company agrees that during the term of this Agreement neither it nor its representatives will put into effect a lockout. It is understood and agreed that a shutdown for economic reasons, or when cessation of work is due to circumstances beyond the Company's control, shall not be considered a lockout.

ARTICLE XVII    JOB POSTING
------------    -----------

SECTION 1 All job openings shall be posted for a period of nine (9) working days to allow interested associates to apply for such jobs. Associates on vacation or sick leave shall be notified of posted positions.

SECTION 2 After the posting period for a job opening, the Company shall determine which associate is to receive the job opening on the basis of seniority. It is understood and agreed that for part time associates bidding on full-time job openings, the determination will be on the basis of qualifications, past work performance, and length of employment with the Company. For any associate bidding on a truck driving opening, the determination will be on the basis of necessary qualifications including required driver license and endorsements and length of employment with the Company.

SECTION 3 All vacated posted jobs will be re-posted within five (5) working days. It is understood that some bid jobs will be added or eliminated during the course of the year.

SECTION 4 The Company and associates have a 90 day probation period to determine if associate will remain at the posted job. If it is determined that the associate does not qualify he will go back to the order selecting pool according to the level of seniority in the warehouse and the next associate in the line of seniority that signed the posting shall receive that posting. Drivers will go back to relief. The Company will show just cause based on performance.

SECTION 5 During the ninety (90) day probation, if another posting becomes available the associate may not sign up for the open bid.

SECTION 6 Warehouse positions will re-bid yearly. In 1998 the bidding process will begin in April with the bid effective in May. Thereafter and for the life of the agreement, the bidding process will take place in December with the bid effective January. The Company may re-bid during the course of the year based upon business needs.

                Driver bids will occur every two years during the life of the agreement. In 1998 the bidding process will begin in April with the bid effective in May. Thereafter, the bidding process will take place in March with the bid effective in April. It is understood that the store driver bids will fluctuate based on the stores selling cycles so changes will be made to the bid as needed. The Company may re-bid during the course of the year based upon business needs.

SECTION 7 The warehouse order selection pool will be used to replace jobs that temporarily open up due to sickness, vacations, etc.. It is understood that it is the Company's decision whether to replace a bid during the course of the week.

ARTICLE XVIII   INSURANCE COVERAGE
-------------   ------------------

SECTION 1 If the Company's insurance carrier notifies the Company that it will not insure a driver at the normal and regular premium rate charged to the Company to insure all other Drivers, the Driver shall be placed in a Warehouse position and pay rate.

SECTION 2 If a Driver's driving privilege is suspended or revoked for other than driving under the influence, the Driver shall be placed in the warehouse order selection pool position and receive a pay rate based on his/her hours worked.

SECTION 3 If a Driver's driving privilege is suspended or revoked for driving under the influence, or if the Company's insurance carrier notifies the Company that it will not insure a Driver at the normal and regular premium rate charged to the Company to insure all other Drivers because of such a suspension or revocation for driving under the influence, the Driver shall be immediately terminated from the employment of the Company.

SECTION 4 Should the Company's insurance carrier notify the Company that the insurability of a Driver is in jeopardy because of the Driver's driving record, the Company shall caution, warn the Driver concerning such as requested by the insurance carrier.

SECTION 5 If the Company changes insurance carriers that have different standards or requirements, the Company shall ensure that all drivers are covered during the duration of this agreement.

ARTICLE XIX     EXAMINATIONS
-----------     ------------

SECTION 1 The Company and the Association recognize that the use of alcohol or drugs by associates during work hours, being under the influence of alcohol or drugs when in the workplace, or to have alcohol or drugs present in an associate's system during work time, poses a serious problem and threat to the business of the Company and to associate safety and therefore will not be condoned.

SECTION 2 The Company and Association reaffirm the applicability of the Company's Alcohol and Drug Policy to associates covered by the Association Agreement and hereby incorporate said policy into this agreement by reference.

SECTION 3 Any associate of the Company considered for transfer into a job classification covered by the Association Agreement will be required to complete an alcohol and drug test and receive a negative test result prior to regular assignment to such a position.

SECTION 4 Associates covered by the Association Agreement being promoted from part-time status to full time status for a job classification covered by the Association Agreement will be required to complete a alcohol and drug test and receive a negative test result prior to and in conjunction with a pending promotion.

SECTION 5 Associates covered by the Association Agreement will be subject to random alcohol or drug testing when required by the Company.

SECTION 6 The Company will test for alcohol and/or any prohibited substance in an associate's after every work incurred industrial accident or significant incident involving product or equipment damage or personal injury.

SECTION 7 It shall be cause for termination of employment for any associate covered by the Association Agreement to use alcohol or drugs during work hours, for any associate to be under the influence of alcohol or drugs in the workplace, or for any associate to test positive on any company required alcohol or drug test.

SECTION 8 If an associate comes forth and admits to a drug or alcohol problem the company shall follow Federal or State guidelines to assist the associate in a recovery program without fear of termination. It is understood that the associate must come forward before any incident involving reasonable cause for suspicion occurs or notification that random testing is to occur.

ARTICLE XX      DURATION OF AGREEMENT
----------      ---------------------

SECTION 1 The provisions of this Agreement shall remain in full force and effect from April 1, 1998 through April 2, 2001, subject to the following terms and conditions:

SECTION 2 This Agreement may be reopened by either party for changes, amendment or termination to be effective at a date following the expiration of this Agreement by giving written notice to the other party, not less than sixty (60) days prior to the expiration date of this Agreement. Failure of any party to give such sixty (60) days written notice will continue the Agreement for another year, and from year to year thereafter until and unless such written notice is given.

                      SMART & FINAL FOODSERVICE DISTRIBUTORS


Dated:   April 1, 1998              By: /s/ John Goneau
      __________________________       ___________________________________
                                              JOHN GONEAU



Dated:   April 1, 1998              By: /s/ Dennis Harrity
      __________________________       ___________________________________
                                              DENNIS HARRITY



                   FOOD DISTRIBUTORS ASSOCIATES ASSOCIATION


Dated:   April 1, 1998              By: /s/ Barry Schrader
      __________________________       ___________________________________
                                              BARRY SCHRADER



Dated:   April 1, 1998              By: /s/ Remo Serbo
      __________________________       ___________________________________
                                              REMO SERBO



Dated:   April 1, 1998              By: /s/ Randy Haywood, Sr.
      __________________________       ___________________________________
                                              RANDY HAYWOOD, SR.

EXHIBIT A       CLASSIFICATIONS AND WAGES
---------       -------------------------

Effective August 16, 1998 the Company will institute a night shift premium.
All warehouse and driver associates overlapping work on their regular scheduled bid between the hours of 11:00 P.M. and 3:00 A.M. will be entitled to a .25 cent premium per hour.

Coordinator positions will pay an additional $.25 per hour.

WAREHOUSE 1:  There are eight associates that have been grandfathered
------------
several pay and benefit issues. At the signing of this agreement the Company will authorize for each such associate a one (1) week paid vacation that must be used within four weeks. In all other aspects, these associates will fall under the pay and benefit policies as laid out in this agreement.


NEW WAGES AND CLASSIFICATIONS:
------------------------------

                    Effective   Effective   Effective
                     04/05/98    04/04/99    04/02/00
                    ---------   ---------   ---------
Warehouse            $16.00      $16.50      $17.25
Drivers              $18.00      $18.50      $19.25

WAREHOUSE HIRED AFTER APRIL 4, 1998
-----------------------------------

Hrs. Worked
-----------
0 - 1040             $ 8.00
1041 - 2080          $ 9.00
2081 - 3120          $10.00
3121 - 4160          $11.00
4161 - 5190          $12.00
5191 - 6240          $13.00
6241 - 8320          $14.00
8321 - 9360          $15.00
9361+                Top Rate


DRIVERS TRACTORS/TRAILERS HIRED AFTER APRIL 4,1998
--------------------------------------------------

Hrs. Worked
-----------
0 - 2080             $14.00
2081 - 4160          $15.00
4161 - 6240          $16.00
6241 - 8320          $17.00
8321 - 9360          $18.00
9361+                Top Rate

DRIVERS BOBTAIL/HOT TRUCK EFFECTIVE APRIL 5, 1998
-------------------------------------------------

Hrs. Worked
-----------
0 - 2080               $12.00
2081 - 4160            $13.00
4161 - 6240            $14.00
6241 - 8320            $15.00
8321 - 9360            $16.00
9361+                  $17.00

It is understood that the current fleet of bobtails used at Smart & Final Foodservice, Davis Lay, and Craig & Hamilton will not increase during the course
of this Agreement.   If the fleet does increase the number  of bobtail trucks,
the driver tractor/trailer wages will be used for the additional trucks. It is also understood that the current Smart & Final Foodservice drivers and the Craig & Hamilton drivers are all to be considered the same since the acquisition of Craig & Hamilton in 1996. The Davis Lay drivers shall maintain their current wage rates as of April 1, 1998 and for each such associate their hours worked as of April 1, 1998 shall be deemed to be the lowest number of hours that would qualify that associate for his or her current wage rate pursuant to this Exhibit
A. Wage rates thereafter shall be determined pursuant to this Exhibit A according to the hours worked.

ADDITIONAL JOB CLASSIFICATIONS:
-------------------------------

REPACK
Full time associates in the repack department (this does not include the produce quality associates) will be members of the Association and covered by this Agreement and all wage, benefit, and working policies and procedures provided under this Agreement. Part time associates in the repack department will be covered by the wage rates provided by this Agreement. The repack department includes the work completed at 2040 E. Fremont Street. The following will apply to repack associates:

 .  Current full-time repack associates will go to the bottom of the full-time warehouse seniority list as of April 1, 1998.
 .  Current part-time repack associates will go to the bottom of the part-time warehouse seniority list as of April 1, 1998.
 .  Open bidding for the repack positions will start on the January 1999 bid.
 . The full time and part time repack associates shall maintain their current wage rates as of April 1, 1998 and for each such associate their hours worked as of April 1, 1998 shall be deemed to be the lowest number of hours that would qualify that associate for his or her current wage rate pursuant to this Exhibit A. Wage rates thereafter shall be determined pursuant to this Exhibit A according to the hours worked.

YARD DRIVERS

Full time yard drivers will be members of the Association and covered by this Agreement and all the wage, benefit, working policies and procedures provided under this Agreement. Part time yard drivers will be covered by the wage rates provided by this Agreement. Yard drivers shall maintain their current wage rates as of April 1, 1998 and for each such associate their hours worked as of April 1, 1998 shall be deemed to be the lowest number of hours that would qualify that associate for his or her current wage rate pursuant to this Exhibit A. Wage rates thereafter shall be determined pursuant to this Exhibit A according to hours worked.


Hrs. Worked
--------------
0-2080           $10.00
2081 - 4160      $10.50
4161 - 6240      $11.00
6241 - 8320      $11.50
8320+            $12.00


DAVIS LAY PRODUCE COMPANY AND CRAIG & HAMILTON MEAT COMPANY INTEGRATION
-----------------------------------------------------------------------

WAREHOUSE:  The D.L./C&H warehouse associates will move over to the new
perishable facility when it opens in September.   The D.L./C&H warehouse
associates shall maintain their current wages as of April 1, 1998 and for each such associate their hours worked as of April 1, 1998 shall be deemed to be the lowest number of hours that would qualify that associate for his or her current wage rate pursuant to the Exhibit A. Wage rates thereafter shall be determined pursuant to this Exhibit A according to hours worked. The bids at the new facility will be established in the following manner:

 .  The D.L./C&H full-time associates will go to the bottom of the full-time seniority list.
 .  The D.L./C&H part-time associates will go to the bottom of the part-time seniority list.
 . The bids the D.L./C&H associates are currently working at D.L./C&H will be filled by the current D.L./C&H associates for the first two years following the opening of the new perishable facility. At the end of these two years, all bids in all facilities will be open based on seniority.
 .  All perishable bids (1998 bid) at Smart & Final Foodservice will be moved to the new perishable facility.
 . Any new bids that come up due to business demands will be posted and filled by overall Association seniority.

DRIVERS:  The D.L. drivers will move to the new perishable facility when it
opens in September.   The D.L. drivers shall maintain their current wage rates
as of April 1, 1998 and for each such associate their hours worked as of April 1, 1998 shall be deemed to be the lowest number of hours that would qualify that associate for his or her current wage rate pursuant to this Exhibit A. Wage rates thereafter shall be determined pursuant to this Exhibit A according to the hours worked. The bids at the new perishable facility will be established in the following manner:

 .  The D.L. business is the bulk of our bobtail needs.
 .  The D.L. full-time associates go to  the bottom of the full-time seniority list.
 .  The D.L. part-time associates go to the bottom of the part-time seniority list.
 .  The bids currently being worked by D.L. associates will be filled by current
   D.L. associates for the first two years following the opening of the new perishable facility. At the end of these two years, all bids in all facilities shall be based on seniority.

 . All perishable bids (1998 bid) at Smart & Final Foodservice will be moved to the new perishable facility. It is understood that the Smart & Final Foodservice routes will still be delivering deli/produce/meat/etc. on their routes.

 . Any new bids that come up due to business demands will be posted and filled by overall Association seniority.